EXHIBIT 99.1

Brookline Bancorp Announces Fourth Quarter Results

Net Income of $6.8 million, EPS of $0.09

Excluding the Impact of the Tax Cuts and Jobs Act (the "Tax Reform Act"),
Net Income would have been $15.8 million, EPS of $0.21

BOSTON, Jan. 31, 2018 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ:BRKL) (the “Company”) today announced net income of $6.8 million, or $0.09 per basic and diluted share, for the fourth quarter of 2017, which included an estimated one time, non-cash charge of $9.0 million related to the enactment of the Tax Reform Act.

Excluding the impact of the Tax Reform Act, net income would have been $15.8 million, with an EPS of $0.21 per basic and diluted share, for the fourth quarter ended December 31, 2017. This compared to $15.4 million, or $0.20 per basic and diluted share, for the third quarter of 2017, and $13.3 million, or $0.19 per basic and diluted share, for the fourth quarter of 2016.

For the year ended December 31, 2017, the Company reported net income of $50.5 million, or $0.68 per basic and diluted share. Excluding the impact of the Tax Reform Act, net income would have been $59.5 million, with an EPS of $0.80 per basic and diluted share, for the year ended December 31, 2017. This compared to $52.4 million, or $0.74 per basic and diluted share, for the year ended December 31, 2016.

“We closed 2017 on a solid basis with record pretax income and, excluding the impact of the tax changes, we reported record net income and earnings per share," said Paul Perrault, President and Chief Executive Officer of the Company. "Our bankers continue to succeed in meeting the needs of our clients and helping our clients grow their businesses. We experienced significant growth in loans and deposits throughout the year. During 2017, we were also pleased to announce the pending acquisition of First Commons Bank. We look forward to welcoming customers of First Commons Bank to the Brookline family in 2018. The acquisition of First Commons Bank is expected to close in March of 2018."

BALANCE SHEET

Total assets at December 31, 2017 increased $94.0 million to $6.78 billion from $6.69 billion at September 30, 2017, and increased $342.1 million from $6.44 billion at December 31, 2016. At December 31, 2017, total loans and leases were $5.73 billion, representing an increase of $91.2 million from September 30, 2017, and an increase of $331.8 million from December 31, 2016.

Investment securities at December 31, 2017 increased $19.2 million to $649.9 million, comprising 9.6 percent of total assets, as compared to $630.6 million, or 9.4 percent of total assets, at September 30, 2017; and increased approximately $39.1 million from $610.8 million, or 9.5 percent of total assets, at December 31, 2016.

Total deposits at December 31, 2017 increased $65.7 million to $4.87 billion from $4.81 billion at September 30, 2017 and increased $260.3 million from $4.61 billion at December 31, 2016. Core deposits, which consists of demand checking, NOW, savings, and money market accounts, increased $25.5 million from September 30, 2017 and increased $93.8 million from December 31, 2016.

Total borrowings at December 31, 2017 increased $34.9 million to $1.02 billion from $985.9 million at September 30, 2017 and decreased $23.3 million from $1.04 billion at December 31, 2016.

The ratio of stockholders’ equity to total assets was 11.86 percent at December 31, 2017, as compared to 12.04 percent at September 30, 2017, and 10.80 percent at December 31, 2016, respectively. The ratio of tangible stockholders’ equity to tangible assets was 9.94 percent at December 31, 2017, as compared to 10.09 percent at September 30, 2017, and 8.73 percent at December 31, 2016. Tangible book value per share decreased $0.02 from $8.63 at September 30, 2017 to $8.61 at December 31, 2017.

NET INTEREST INCOME

Net interest income increased $0.8 million to $57.7 million during the fourth quarter of 2017 from the quarter ended September 30, 2017, primarily driven by loan volume during the fourth quarter. The net interest margin increased 2 basis points to 359 basis points for the three months ended December 31, 2017.

NON-INTEREST INCOME

Non-interest income for the quarter ended December 31, 2017 decreased $0.2 million to $5.8 million from $6.0 million for the quarter ended September 30, 2017. The decrease was primarily driven by a decrease of $0.1 million in loan level derivative income and a decrease of $0.1 million in gain on sales of loans and leases held-for-sale.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $1.8 million for the quarter ended December 31, 2017, compared to $2.9 million for the quarter ended September 30, 2017. The decrease in the provision for the quarter was driven by a reduction in the specific reserve related to a favorable workout during the fourth quarter of 2017.

Net charge-offs for the fourth quarter of 2017 were $8.5 million compared to $2.0 million in the third quarter of 2017. The ratio of net charge-offs to average loans on an annualized basis increased to 60 basis points for the fourth quarter of 2017 from 14 basis points for the third quarter of 2017. Net charge-offs in the fourth quarter of 2017 consisted of $7.2 million of taxi medallion loans as compared to $1.3 million of taxi medallion loans in the third quarter of 2017. Net charge-offs as a percent of average total loans was 25 basis points in 2017, consistent with 2016.

The allowance for loan and lease losses represented 1.02 percent of total loans and leases at December 31, 2017, compared to 1.16 percent at September 30, 2017, and 0.99 percent at December 31, 2016. The allowance for loan and lease losses related to originated loans and leases represented 1.05 percent of originated loans and leases at December 31, 2017, compared to 1.20 percent at September 30, 2017, and 1.03 percent at December 31, 2016.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended December 31, 2017 decreased $0.2 million to $35.2 million from $35.4 million for the quarter ended September 30, 2017. The decrease was primarily driven by a decrease of $0.4 million in compensation and employee benefits and a decrease of $0.2 million in FDIC insurance, offset by an increase of $0.2 million in equipment and data processing expense and an increase of $0.2 million in professional services. The efficiency ratio for the fourth quarter of 2017 was 55.38 percent compared to 56.37 percent for the third quarter of 2017 and 56.92 percent for the fourth quarter of 2016.

PROVISION FOR INCOME TAXES

The effective tax rate was 70.6 percent and 44.9 percent for the three and twelve months ended December 31, 2017, respectively. As a result of changes introduced by the Tax Reform Act, the provision for income taxes included a total write-down associated with the revaluation of net deferred tax assets of $9.0 million. The changes to the future federal statutory tax rate and other provisions set forth in the Tax Reform Act resulted in the re-measurement of the carrying value of our net deferred tax asset and investments in low income housing tax credits. This revaluation of our net deferred tax assets is subject to further guidance and interpretation of the Tax Reform Act.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

Excluding the impact of the Tax Reform Act and merger related costs, the annualized return on average assets was 0.95 percent during the fourth quarter of 2017 compared to 0.92 percent for the third quarter of 2017; and was 0.90 percent for the year ended December 31, 2017, compared to 0.83 percent for the year ended December 31, 2016.

Excluding the impact of the Tax Reform Act and merger related costs the annualized return on average tangible stockholders' equity was 9.55 percent during the fourth quarter of 2017 compared to 9.31 percent for the third quarter of 2017; and was 9.51 percent for the year ended December 31, 2017 compared to 9.66 percent for the year ended December 31, 2016

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.48 percent at December 31, 2017 as compared to 0.71 percent at September 30, 2017. Nonperforming loans and leases decreased $12.7 million to $27.3 million at December 31, 2017 from $40.0 million at September 30, 2017. The ratio of nonperforming assets to total assets was 0.47 percent at December 31, 2017 as compared to 0.66 percent at September 30, 2017. Nonperforming assets decreased $12.7 million to $31.7 million at December 31, 2017 from $44.4 million at September 30, 2017. The decrease was primarily driven by charge-offs of $8.5 million in the fourth quarter.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.09 per share for the quarter ended December 31, 2017. The dividend will be paid on March 2, 2018 to stockholders of record on February 16, 2018.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, February 1, 2018 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10115372. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $6.8 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:          Carl M. Carlson

                        Brookline Bancorp, Inc.

                        Chief Financial Officer

                        (617) 425-5331

                        ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended					At and For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$57,657	$56,843	$55,583	$53,098	$51,854	$223,181	$203,664
Provision for credit losses	1,802	2,911	873	13,402	3,215	18,988	10,353
Non-interest income	5,815	5,973	4,477	15,908	5,430	32,173	22,667
Non-interest expense	35,152	35,408	34,795	33,756	32,607	139,111	130,362
Income before provision for income taxes	26,518	24,497	24,392	21,848	21,462	97,255	85,616
Net income attributable to Brookline Bancorp, Inc.	6,827	15,366	14,880	13,445	13,279	50,518	52,362

Performance Ratios:
Net interest margin (1)	3.59%	3.57%	3.59%	3.53%	3.40%	3.57%	3.44%
Interest-rate spread (1)	3.42%	3.41%	3.39%	3.29%	3.24%	3.38%	3.27%
Return on average assets	0.41%	0.92%	0.91%	0.83%	0.83%	0.76%	0.83%
Return on average tangible assets (non-GAAP)	0.41%	0.94%	0.93%	0.85%	0.85%	0.78%	0.85%
Return on average stockholders' equity	3.37%	7.64%	7.76%	7.58%	7.59%	6.53%	7.59%
Return on average tangible stockholders' equity (non-GAAP)	4.09%	9.31%	9.58%	9.55%	9.60%	8.04%	9.66%
Efficiency ratio (2)	55.38%	56.37%	57.93%	48.92%	56.92%	54.48%	57.60%

Per Common Share Data:
Net income — Basic	$0.09	$0.20	$0.20	$0.19	$0.19	$0.68	$0.74
Net income — Diluted	0.09	0.20	0.20	0.19	0.19	0.68	0.74
Cash dividends declared	0.09	0.09	0.09	0.09	0.09	0.36	0.36
Book value per share (end of period)	10.49	10.52	10.42	10.00	9.88	10.49	9.88
Tangible book value per share (end of period) (non-GAAP)	8.61	8.63	8.52	7.93	7.81	8.61	7.81
Stock price (end of period)	15.70	15.50	14.60	15.65	16.40	15.70	16.40

Balance Sheet:
Total assets	$6,780,249	$6,686,284	$6,658,067	$6,497,721	$6,438,129	$6,780,249	$6,438,129
Total loans and leases	5,730,679	5,639,440	5,537,406	5,461,779	5,398,864	5,730,679	5,398,864
Total deposits	4,871,343	4,805,683	4,709,419	4,651,903	4,611,076	4,871,343	4,611,076
Brookline Bancorp, Inc. stockholders’ equity	803,830	804,762	795,618	703,873	695,544	803,830	695,544

Asset Quality:
Nonperforming assets	$31,691	$44,371	$47,140	$47,349	$41,476	$31,691	$41,476
Nonperforming assets as a percentage of total assets	0.47%	0.66%	0.71%	0.73%	0.64%	0.47%	0.64%
Allowance for loan and lease losses	$58,592	$65,413	$64,521	$66,133	$53,666	$58,592	$53,666
Allowance for loan and lease losses as a percentage of total loans and leases	1.02%	1.16%	1.17%	1.21%	0.99%	1.02%	0.99%
Net loan and lease charge-offs	$8,507	$1,954	$2,402	$995	$8,337	$13,858	$13,275
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.60%	0.14%	0.17%	0.07%	0.62%	0.25%	0.25%

Capital Ratios:
Stockholders’ equity to total assets	11.86%	12.04%	11.95%	10.83%	10.80%	11.86%	10.80%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.94%	10.09%	9.99%	8.79%	8.73%	9.94%	8.73%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

ASSETS	(In Thousands Except Share Data)

Cash and due from banks	$25,622	$35,392	$40,599	$33,565	$36,055
Short-term investments	35,383	27,971	72,996	29,178	31,602
Total cash and cash equivalents	61,005	63,363	113,595	62,743	67,657
Investment securities available-for-sale	540,124	522,910	540,976	528,433	523,634
Investment securities held-to-maturity	109,730	107,738	108,963	100,691	87,120
Total investment securities	649,854	630,648	649,939	629,124	610,754
Loans and leases held-for-sale	2,628	2,973	593	1,152	13,078
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,174,969	2,119,440	2,062,646	2,066,599	2,050,382
Multi-family mortgage	760,670	743,912	720,484	733,822	731,186
Construction	140,138	165,657	153,057	150,734	136,999
Total commercial real estate loans	3,075,777	3,029,009	2,936,187	2,951,155	2,918,567
Commercial loans and leases:
Commercial	705,004	689,010	691,070	644,240	635,426
Equipment financing	866,488	842,516	839,932	815,753	799,860
Condominium association	52,619	53,770	58,130	60,396	60,122
Total commercial loans and leases	1,624,111	1,585,296	1,589,132	1,520,389	1,495,408
Consumer loans:
Residential mortgage	660,065	652,415	646,679	631,863	624,349
Home equity	355,954	356,982	351,124	343,386	342,241
Other consumer	14,772	15,738	14,284	14,986	18,299
Total consumer loans	1,030,791	1,025,135	1,012,087	990,235	984,889
Total loans and leases	5,730,679	5,639,440	5,537,406	5,461,779	5,398,864
Allowance for loan and lease losses	(58,592)	(65,413)	(64,521)	(66,133)	(53,666)
Net loans and leases	5,672,087	5,574,027	5,472,885	5,395,646	5,345,198
Restricted equity securities	59,369	62,135	66,988	68,065	64,511
Premises and equipment, net of accumulated depreciation	80,283	81,159	81,052	76,973	76,176
Deferred tax asset ("DTA")	15,061	28,093	26,982	29,859	25,247
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	6,044	6,563	7,082	7,601	8,133
Other real estate owned and repossessed assets	4,419	4,398	4,873	2,286	1,399
Other assets	91,609	95,035	96,188	86,382	88,086
Total assets	$6,780,249	$6,686,284	$6,658,067	$6,497,721	$6,438,129
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$942,583	$905,472	$920,035	$898,161	$900,474
Interest-bearing deposits:
NOW accounts	350,568	318,284	321,982	321,392	323,160
Savings accounts	646,359	665,558	584,408	575,808	613,061
Money market accounts	1,724,363	1,749,040	1,763,443	1,765,895	1,733,359
Certificate of deposit accounts	1,207,470	1,167,329	1,119,551	1,090,647	1,041,022
Total interest-bearing deposits	3,928,760	3,900,211	3,789,384	3,753,742	3,710,602
Total deposits	4,871,343	4,805,683	4,709,419	4,651,903	4,611,076
Borrowed funds:
Advances from the FHLBB	889,909	872,579	930,028	930,001	910,774
Subordinated debentures and notes	83,271	83,229	83,188	83,147	83,105
Other borrowed funds	47,639	30,087	53,427	43,637	50,207
Total borrowed funds	1,020,819	985,895	1,066,643	1,056,785	1,044,086
Mortgagors’ escrow accounts	7,686	8,151	7,714	8,032	7,645
Accrued expenses and other liabilities	67,818	74,019	71,232	69,752	72,573
Total liabilities	5,967,666	5,873,748	5,855,008	5,786,472	5,735,380
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity	803,830	804,762	795,618	703,873	695,544
Noncontrolling interest in subsidiary	8,753	7,774	7,441	7,376	7,205
Total stockholders' equity	812,583	812,536	803,059	711,249	702,749
Total liabilities and stockholders' equity	$6,780,249	$6,686,284	$6,658,067	$6,497,721	$6,438,129

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

	(In Thousands Except Share Data)

Interest and dividend income:
Loans and leases	$64,272	$63,054	$61,138	$58,558	$57,247
Debt securities	3,214	3,154	3,156	3,000	2,881
Marketable and restricted equity securities	751	788	797	726	762
Short-term investments	100	180	95	67	93
Total interest and dividend income	68,337	67,176	65,186	62,351	60,983
Interest expense:
Deposits	6,681	5,984	5,543	5,080	5,195
Borrowed funds	3,999	4,349	4,060	4,173	3,934
Total interest expense	10,680	10,333	9,603	9,253	9,129
Net interest income	57,657	56,843	55,583	53,098	51,854
Provision for credit losses	1,802	2,911	873	13,402	3,215
Net interest income after provision for credit losses	55,855	53,932	54,710	39,696	48,639
Non-interest income:
Deposit fees	2,542	2,547	2,552	2,409	2,395
Loan fees	338	282	229	261	322
Loan level derivative income, net	755	844	186	402	265
Gain on sales of investment securities, net	—	—	—	11,393	—
Gain on sales of loans and leases held-for-sale	935	1,049	307	353	1,270
Other	1,245	1,251	1,203	1,090	1,178
Total non-interest income	5,815	5,973	4,477	15,908	5,430
Non-interest expense:
Compensation and employee benefits	20,652	21,067	20,910	19,784	19,657
Occupancy	3,594	3,650	3,657	3,645	3,520
Equipment and data processing	4,417	4,210	4,164	4,063	4,028
Professional services	1,200	973	1,036	1,106	927
FDIC insurance	678	842	951	855	655
Advertising and marketing	856	839	857	817	823
Amortization of identified intangible assets	519	519	519	532	621
Merger and acquisition expense	206	205	—	—	—
Other	3,030	3,103	2,701	2,954	2,376
Total non-interest expense	35,152	35,408	34,795	33,756	32,607
Income before provision for income taxes	26,518	24,497	24,392	21,848	21,462
Provision for income taxes - operating	9,747	8,330	8,759	7,835	7,524
Impact of revaluation of DTA	8,965	—	—	—	—
Total provision for income taxes	18,712	8,330	8,759	7,835	7,524
Net income before noncontrolling interest in subsidiary	7,806	16,167	15,633	14,013	13,938
Less net income attributable to noncontrolling interest in subsidiary	979	801	753	568	659
Net income attributable to Brookline Bancorp, Inc.	$6,827	$15,366	$14,880	$13,445	$13,279
Earnings per common share:
Basic	$0.09	$0.20	$0.20	$0.19	$0.19
Diluted	$0.09	$0.20	$0.20	$0.19	$0.19
Weighted average common shares outstanding during the period:
Basic	76,583,712	76,452,539	74,325,013	70,386,766	70,362,702
Diluted	76,868,307	76,961,948	74,810,088	70,844,096	70,592,204
Dividends declared per common share	$0.09	$0.09	$0.09	$0.09	$0.09

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Twelve Months Ended December 31,
	2017	2016

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$247,022	$224,721
Debt securities	12,524	11,710
Marketable and restricted equity securities	3,062	2,975
Short-term investments	442	242
Total interest and dividend income	263,050	239,648
Interest expense:
Deposits	23,288	20,070
Borrowed funds	16,581	15,914
Total interest expense	39,869	35,984
Net interest income	223,181	203,664
Provision for credit losses	18,988	10,353
Net interest income after provision for credit losses	204,193	193,311
Non-interest income:
Deposit Fees	10,050	9,467
Loan Fees	1,110	1,299
Loan level derivative income, net	2,187	3,962
Gain on sales of investment securities, net	11,393	—
Gain on sales of loans and leases held-for-sale	2,644	3,256
Other	4,789	4,683
Total non-interest income	32,173	22,667
Non-interest expense:
Compensation and employee benefits	82,413	77,836
Occupancy	14,546	13,882
Equipment and data processing	16,854	15,496
Professional services	4,315	3,852
FDIC insurance	3,326	3,332
Advertising and marketing	3,369	3,381
Amortization of identified intangible assets	2,089	2,500
Merger and acquisition expense	411	—
Other	11,788	10,083
Total non-interest expense	139,111	130,362
Income before provision for income taxes	97,255	85,616
Provision for income taxes - operating	34,671	30,392
Impact of revaluation of DTA	8,965	—
Total provision for income taxes	43,636	30,392
Net income before noncontrolling interest in subsidiary	53,619	55,224
Less net income attributable to noncontrolling interest in subsidiary	3,101	2,862
Net income attributable to Brookline Bancorp, Inc.	$50,518	$52,362
Earnings per common share:
Basic	$0.68	$0.74
Diluted	$0.68	$0.74
Weighted average common shares outstanding during the period:
Basic	74,459,508	70,261,954
Diluted	74,811,408	70,444,083
Dividends declared per common share	$0.36	$0.36

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,313	$3,051	$2,766	$5,671	$5,340
Multi-family mortgage	608	792	1,075	1,095	1,404
Construction	860	860	—	—	—
Total commercial real estate loans	4,781	4,703	3,841	6,766	6,744

Commercial	11,619	22,367	23,886	27,442	22,974
Equipment financing	8,106	9,858	9,702	6,445	6,758
Total commercial loans and leases	19,725	32,225	33,588	33,887	29,732

Residential mortgage	1,979	1,969	3,429	3,001	2,501
Home equity	744	1,047	1,366	1,333	951
Other consumer	43	29	43	76	149
Total consumer loans	2,766	3,045	4,838	4,410	3,601

Total nonaccrual loans and leases	27,272	39,973	42,267	45,063	40,077

Other real estate owned	3,235	3,235	3,384	618	618
Other repossessed assets	1,184	1,163	1,489	1,668	781
Total nonperforming assets	$31,691	$44,371	$47,140	$47,349	$41,476

Loans and leases past due greater than 90 days and still accruing	$3,020	$2,523	$2,706	$6,515	$7,077

Troubled debt restructurings on accrual	16,241	14,024	14,732	13,662	13,883
Troubled debt restructurings on nonaccrual	9,770	15,290	16,146	11,756	11,919
Total troubled debt restructurings	$26,011	$29,314	$30,878	$25,418	$25,802

Nonperforming loans and leases as a percentage of total loans and leases	0.48%	0.71%	0.76%	0.83%	0.74%
Nonperforming assets as a percentage of total assets	0.47%	0.66%	0.71%	0.73%	0.64%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$65,413	$64,521	$66,133	$53,666	$58,892
Charge-offs	(8,921)	(2,143)	(3,365)	(1,382)	(8,629)
Recoveries	414	189	963	387	292
Net charge-offs	(8,507)	(1,954)	(2,402)	(995)	(8,337)
Provision for loan and lease losses	1,686	2,846	790	13,462	3,111
Allowance for loan and lease losses at end of period	$58,592	$65,413	$64,521	$66,133	$53,666

Allowance for loan and lease losses as a percentage of total loans and leases	1.02%	1.16%	1.17%	1.21%	0.99%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.05%	1.20%	1.20%	1.25%	1.03%

NET CHARGE-OFFS:
Commercial real estate loans	$200	$65	$(131)	$(116)	$635
Commercial loans and leases	8,290	1,856	2,546	1,065	7,119
Consumer loans	17	33	(13)	46	583
Total net charge-offs	$8,507	$1,954	$2,402	$995	$8,337

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.60%	0.14%	0.17%	0.07%	0.62%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$644,958	$3,323	2.06%	$642,018	$3,264	2.03%	$606,569	$2,977	1.96%
Marketable and restricted equity securities (2)	59,720	759	5.08%	66,212	789	4.76%	66,660	770	4.62%
Short-term investments	34,689	100	1.15%	52,674	180	1.36%	78,053	93	0.48%
Total investments	739,367	4,182	2.26%	760,904	4,233	2.23%	751,282	3,840	2.04%
Loans and Leases:
Commercial real estate loans (3)	3,026,124	31,866	4.12%	2,974,185	31,299	4.12%	2,888,967	28,896	3.91%
Commercial loans (3)	762,493	8,132	4.18%	760,115	7,959	4.10%	702,273	7,079	3.95%
Equipment financing (3)	846,734	14,292	6.75%	846,027	13,983	6.61%	777,324	12,527	6.45%
Residential mortgage loans (3)	659,226	6,082	3.69%	649,831	6,043	3.72%	627,650	5,512	3.51%
Other consumer loans (3)	373,559	4,141	4.40%	369,925	4,015	4.30%	364,117	3,475	3.78%
Total loans and leases	5,668,136	64,513	4.55%	5,600,083	63,299	4.52%	5,360,331	57,489	4.29%
Total interest-earning assets	6,407,503	68,695	4.29%	6,360,987	67,532	4.25%	6,111,613	61,329	4.01%
Allowance for loan and lease losses	(65,434)			(65,140)			(58,337)
Non-interest-earning assets	383,661			385,195			372,707
Total assets	$6,725,730			$6,681,042			$6,425,983

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$331,724	61	0.07%	$321,731	55	0.07%	$307,450	53	0.07%
Savings accounts	671,035	381	0.23%	605,303	306	0.20%	628,096	324	0.21%
Money market accounts	1,766,045	2,456	0.55%	1,765,610	2,267	0.51%	1,717,989	2,002	0.46%
Certificates of deposit	1,202,656	3,783	1.25%	1,139,699	3,356	1.17%	1,085,763	2,816	1.03%
Total interest-bearing deposits	3,971,460	6,681	0.67%	3,832,343	5,984	0.62%	3,739,298	5,195	0.55%
Borrowings
Advances from the FHLBB	798,572	2,690	1.32%	913,206	3,028	1.30%	853,572	2,635	1.21%
Subordinated debentures and notes	83,248	1,276	6.13%	83,204	1,274	6.13%	83,079	1,265	6.09%
Other borrowed funds	34,499	33	0.37%	41,368	47	0.45%	46,991	34	0.28%
Total borrowings	916,319	3,999	1.71%	1,037,778	4,349	1.64%	983,642	3,934	1.56%
Total interest-bearing liabilities	4,887,779	10,680	0.87%	4,870,121	10,333	0.84%	4,722,940	9,129	0.77%
Non-interest-bearing liabilities:
Demand checking accounts	933,690			918,054			910,835
Other non-interest-bearing liabilities	85,018			80,616			85,670
Total liabilities	5,906,487			5,868,791			5,719,445
Brookline Bancorp, Inc. stockholders’ equity	811,219			804,666			699,749
Noncontrolling interest in subsidiary	8,024			7,585			6,789
Total liabilities and equity	$6,725,730			$6,681,042			$6,425,983
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		58,015	3.42%		57,199	3.41%		52,200	3.24%
Less adjustment of tax-exempt income		358			356			346
Net interest income		$57,657			$56,843			$51,854
Net interest margin (5)			3.59%			3.57%			3.40%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Twelve Months Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$634,930	$12,964	2.04%	$605,097	$12,055	1.99%
Marketable and restricted equity securities (2)	65,992	3,065	4.64%	66,738	3,017	4.52%
Short-term investments	40,847	442	1.08%	54,205	242	0.45%
Total investments	741,769	16,471	2.22%	726,040	15,314	2.11%
Loans and Leases:
Commercial real estate loans (3)	2,968,673	123,000	4.09%	2,811,487	113,910	3.99%
Commercial loans (3)	739,369	30,904	4.13%	695,057	27,509	3.90%
Equipment financing (3)	830,755	55,164	6.64%	748,626	48,217	6.44%
Residential mortgage loans (3)	645,925	23,593	3.65%	624,994	22,217	3.55%
Other consumer loans (3)	366,713	15,328	4.18%	353,600	13,864	3.91%
Total loans and leases	5,551,435	247,989	4.47%	5,233,764	225,717	4.31%
Total interest-earning assets	6,293,204	264,460	4.20%	5,959,804	241,031	4.04%
Allowance for loan and lease losses	(62,972)			(58,071)
Non-interest-earning assets	377,002			377,989
Total assets	$6,607,234			$6,279,722

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$322,681	225	0.07%	$294,318	209	0.07%
Savings accounts	620,757	1,297	0.21%	578,855	1,322	0.23%
Money market accounts	1,761,112	8,863	0.50%	1,670,609	7,549	0.45%
Certificates of deposit	1,116,909	12,903	1.16%	1,102,110	10,990	1.00%
Total interest-bearing deposits	3,821,459	23,288	0.61%	3,645,892	20,070	0.55%
Borrowings
Advances from the FHLBB	884,266	11,330	1.26%	879,650	10,760	1.20%
Subordinated debentures and notes	83,186	5,081	6.11%	83,017	5,038	6.07%
Other borrowed funds	45,908	170	0.37%	43,533	116	0.27%
Total borrowings	1,013,360	16,581	1.61%	1,006,200	15,914	1.56%
Total interest-bearing liabilities	4,834,819	39,869	0.82%	4,652,092	35,984	0.77%
Non-interest-bearing liabilities:
Demand checking accounts	912,743			849,672
Other non-interest-bearing liabilities	78,965			82,073
Total liabilities	5,826,527			5,583,837
Brookline Bancorp, Inc. stockholders’ equity	773,244			689,556
Noncontrolling interest in subsidiary	7,463			6,329
Total liabilities and equity	$6,607,234			$6,279,722
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		224,591	3.38%		205,047	3.27%
Less adjustment of tax-exempt income		1,410			1,383
Net interest income		$223,181			$203,664
Net interest margin (5)			3.57%			3.44%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				At and for the Three Months Ended December 31,		At and for the Twelve Months Ended December 31,
				2017	2016	2017	2016

Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.				$6,827	$13,279	$50,518	$52,362
Add:
Impact of Tax Reform Act				8,965	—	8,965	—
Subtotal				15,792	13,279	59,483	52,362
Add:
Merger and acquisition-related expenses (after-tax)				130	—	264	—
Net earnings from operations				$15,922	$13,279	$59,747	$52,362

Operating earnings per common share:
Basic				$0.21	$0.19	$0.80	$0.74
Diluted				0.21	0.19	0.80	0.74

Weighted average common shares outstanding during the period:
Basic				76,583,712	70,362,702	74,459,508	70,261,954
Diluted				76,868,307	70,592,204	74,811,408	70,444,083

Return on average assets *				0.41%	0.83%	0.76%	0.83%
Add:
Impact of Tax Reform Act *				0.53%	—%	0.14%	—%
Merger and acquisition-related expenses (after-tax) *				0.01%	—%	—%	—%
Operating return on average assets *				0.95%	0.83%	0.90%	0.83%

Return on average tangible assets *				0.41%	0.85%	0.78%	0.85%
Add:
Impact of Tax Reform Act *				0.55%	—%	0.14%	—%
Merger and acquisition-related expenses (after-tax) *				0.01%	—%	—%	—%
Operating return on average tangible assets *				0.97%	0.85%	0.92%	0.85%

Return on average stockholders' equity *				3.37%	7.59%	6.53%	7.59%
Add:
Impact of Tax Reform Act *				4.42%	—%	1.17%	—%
Merger and acquisition-related expenses (after-tax) *				0.06%	—%	0.03%	—%
Operating return on average stockholders' equity *				7.85%	7.59%	7.73%	7.59%

Return on average tangible stockholders' equity *				4.09%	9.60%	8.04%	9.66%
Add:
Impact of Tax Reform Act *				5.38%	—%	1.43%	—%
Merger and acquisition-related expenses (after-tax) *				0.08%	—%	0.04%	—%
Operating return on average tangible stockholders' equity *				9.55%	9.60%	9.51%	9.66%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended					At and For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(Dollars in Thousands)

Net income, as reported	$6,827	$15,366	$14,880	$13,445	$13,279	$50,518	$52,362

Average total assets	$6,725,730	$6,681,042	$6,556,665	$6,461,183	$6,425,983	$6,607,234	$6,279,722
Less: Average goodwill and average identified intangible assets, net	144,226	144,747	145,269	145,778	146,382	145,000	147,308
Average tangible assets	$6,581,504	$6,536,295	$6,411,396	$6,315,405	$6,279,601	$6,462,234	$6,132,414

Return on average tangible assets (annualized)	0.41%	0.94%	0.93%	0.85%	0.85%	0.78%	0.85%

Average total stockholders’ equity	$811,219	$804,666	$766,529	$709,095	$699,749	$773,244	$689,556
Less: Average goodwill and average identified intangible assets, net	144,226	144,747	145,269	145,778	146,382	145,000	147,308
Average tangible stockholders’ equity	$666,993	$659,919	$621,260	$563,317	$553,367	$628,244	$542,248

Return on average tangible stockholders’ equity (annualized)	4.09%	9.31%	9.58%	9.55%	9.60%	8.04%	9.66%

Brookline Bancorp, Inc. stockholders’ equity	$803,830	$804,762	$795,618	$703,873	$695,544	$803,830	$695,544
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	6,044	6,563	7,082	7,601	8,133	6,044	8,133
Tangible stockholders' equity	$659,896	$660,309	$650,646	$558,382	$549,521	$659,896	$549,521

Total assets	$6,780,249	$6,686,284	$6,658,067	$6,497,721	$6,438,129	$6,780,249	$6,438,129
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	6,044	6,563	7,082	7,601	8,133	6,044	8,133
Tangible assets	$6,636,315	$6,541,831	$6,513,095	$6,352,230	$6,292,106	$6,636,315	$6,292,106

Tangible stockholders’ equity to tangible assets	9.94%	10.09%	9.99%	8.79%	8.73%	9.94%	8.73%

Tangible stockholders' equity	$659,896	$660,309	$650,646	$558,382	$549,521	$659,896	$549,521

Number of common shares issued	81,695,695	81,695,695	81,695,695	75,744,445	75,744,445	81,695,695	75,744,445
Less:
Treasury shares	4,440,665	4,572,954	4,717,775	4,707,096	4,707,096	4,440,665	4,707,096
Unallocated ESOP shares	142,332	150,921	159,510	168,099	176,688	142,332	176,688
Unvested restricted shares	455,283	471,702	457,966	476,854	476,854	455,283	476,854
Number of common shares outstanding	76,657,415	76,500,118	76,360,444	70,392,396	70,383,807	76,657,415	70,383,807

Tangible book value per common share	$8.61	$8.63	$8.52	$7.93	$7.81	$8.61	$7.81

Allowance for loan and lease losses	$58,592	$65,413	$64,521	$66,133	$53,666	$58,592	$53,666
Less:
Allowance for acquired loans and leases losses	1,040	1,003	1,188	1,304	1,253	1,040	1,253
Allowance for originated loan and lease losses	$57,552	$64,410	$63,333	$64,829	$52,413	$57,552	$52,413

Total loans and leases	$5,730,679	$5,639,440	$5,537,406	$5,461,779	$5,398,864	$5,730,679	$5,398,864
Less:
Total acquired loans and leases	240,057	260,196	271,157	295,055	315,304	240,057	315,304
Total originated loans and leases	$5,490,622	$5,379,244	$5,266,249	$5,166,724	$5,083,560	$5,490,622	$5,083,560

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.05%	1.20%	1.20%	1.25%	1.03%	1.05%	1.03%